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                                                                   Exhibit 3.198

                                State of Missouri
                    Rebecca McDowell Cook, Secretary of State
                     P.O. Box 778, Jefferson City, Mo. 65102
                              Corporation Division

                            Articles of Incorporation
        (To be submitted in duplicate by an attorney or an incorporator)

The undersigned natural person(s) of the age of eighteen years or more for the purpose of forming a corporation under The General and Business Corporation Law of Missouri adopt the following Articles of Incorporation:

                                   Article One

The name of the corporation is EmCare of Missouri, Inc.

                                   Article Two

The address, including street and number, if any, of the corporation's initial registered office in this state is 300-B East High Street, Jefferson City, MO 65101 and the name of its initial agent at such address is National Registered Agents, Inc.

                                  Article Three

The aggregate number, class and par value, if any, of shares which the corporation shall have authority to issue shall be:
      1,000 at $0.01 par value, Common

The preferences, qualifications, limitations, restrictions, and the special or relative rights, including convertible rights, if any, in respect to the shares of each class are as follows:

           N/A

                                  Article Four

The extent, if any, to which the preemptive right of a shareholder to acquire additional shares is limited or denied.

      PREEMPTIVE RIGHTS. No share shall bear any preemptive right of its shareholder to acquire additional shares.

                                  Article Five

The name and place of residence of each incorporator is as follows:

         Name                                         Street                  City
William F. Miller, III                    1717 Main Street, Suite 5200,   Dallas, TX 75201

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                                   Article Six
            (Designate which and complete the applicable paragraph.)

[ ] The number of directors to constitute the first board of directors is
________. Thereafter the number of directors shall be fixed by, or in the manner provided by the bylaws. Any changes in the number will be reported to the Secretary of State within thirty calendar days of such change.

           OR

[x] The number of directors to constitute the board of directors is 1. (The number of directors to constitute the board of directors must be stated herein if there are to be less than three directors. The person to constitute the first board of directors may, but need not, be named.)

                                  Article Seven

The duration of the corporation is perpetual

                                  Article Eight

The corporation is formed for the following purposes:

      transact any lawful business for which corporations may be organized pursuant to the provisions of the Missouri General and Business Corporation Law.

                                  Article Nine

Mandatory Redemption of Shares of Deceased. In the event that a shareholder of the corporation dies or becomes no longer qualified to own shares in the corporation, the corporation shall redeem all of the shares of Common Stock owned by said shareholder for a purchase price of $1.00 per share.

                                   Article Ten

No Cumulative Voting Rights. The holders of shares of each and every class and series in the corporation shall not be entitled to cumulative voting rights in the election of directors of the corporation, in any and all circumstances.

      IN WITNESS WHEREOF, these Articles of Incorporation have been signed this 29th day of May, 1998

                                          /s/ William F. Miller, III
                                          --------------------------
                                          William F. Miller, III

                                       2

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State of Texas         )
                       ) ss.
County of Dallas       )

      I, Anne B. Turner, a Notary Public, do hereby certify that on this 29th day of May, 1998, personally appeared before me William F. Miller, III, who being by me first duly sworn, (severally) declared that he is the person(s) who signed the foregoing document as incorporator(s), and that the statements therein contained are true.

                                       /s/ Anne B. Turner
                                       ------------------
                                       Notary Public

                                       My commission expires April 15, 2002

                                             STATE OF MISSOURI
                                             Matt Blunt, Secretary of State

Corporations Division                                  James C. Kirkpatrick State Information Center
P.O. Box 778, Jefferson City, MO 65102         600 W. Main Street, Rm. 322, Jefferson City, MO 65101

                 STATEMENT OF CHANGE OF REGISTERED AGENT AND/OR
                                REGISTERED OFFICE
          BY A FOREIGN OR DOMESTIC FOR PROFIT OR NONPROFIT CORPORATION

                                  Instructions

1. This form is to be used by either a for profit or nonprofit corporation to change either or both the name of its registered agent and/or the address of its existing registered agent.

2. There is a $10.00 fee for filing this statement. It must be filed in DUPLICATE.

3. P.O. Box may only be used in conjunction with a physical street address. 4. Agent and address must be in the State of Missouri.

5. The corporation may not act as its own agent.

                              Charter No. 00456608

(1) The name of the corporation is: EMCARE OF MISSOURI, INC.

(2) The address, including street and number, of its present registered office (before change) is: 300-B East High Street, Jefferson City, MO 65101

(3) The address, including street and number, of its registered office is hereby changed to: 221 Bolivar Street, Jefferson City, MO 65101

     Address (P.O. Box may only be used in conjunction with a physical street address) City/State/Zip

(4) The name of its present registered agent (before change) is: National Registered Agents Inc.

(5) The name of the new registered agent is: CSC - LAWYERS INCORPORATING SERVICE COMPANY
     Authorized signature of new registered agent must appear below:

     /s/ Deborah D. Skipper
     ----------------------
     Deborah De. Skipper
     Asst. V. Pres.
     (May attach separate originally executed written consent to this form in lieu of this signature)

(6) The address of its registered office and the address of the office of its registered agent, as changed, will be identical.

(7) The change was authorized by resolution duly adopted by the board of directors.

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

IN AFFIRMATION OF THE FACTS STATED ABOVE,

/s/ Laura R. Dunlap                                              LAURA R. DUNLAP
--------------------------------------------------------------------------------
(Authorized signature of officer or, if applicable,          (Printed Name)
chairman of the board)
Attorney in Fact on behalf of

ROBYN E. BAKALAR, ASSISTANT SECRETARY                        8/14/02
--------------------------------------------------------------------
(Title)                                                      Month/day/year

                                       5

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STATE OF TEXAS)
COUNTY OF DALLAS)

                                POWER OF ATTORNEY

      NOTICE IS HEREBY GIVEN THAT Robyn E. Bakalar of Emcare, Inc.("the Company"), a corporation established under the laws of Delaware, and of the subsidiary entities shown on the list appended hereto, does hereby appoint Laura
R. Dunlap and Patricia Pizzuto attorneys-in-fact for the Company and for the subsidiary entities, to act for the Company and for the subsidiary entities and in the name of the Company and of the subsidiary entities for the limited purposes authorized herein.

      The Company and the subsidiary entities having taken all necessary steps to authorize the changes and the establishment of this Power of Attorney, hereby grants its attorneys-in-fact the power to execute the documents necessary to change the Company's and the subsidiary entities' registered agent and registered office, or the agent and office of similar import, in any jurisdiction.

      In the execution of any documents necessary for the purposes set forth herein, Laura R. Dunlap shall exercise the power of Vice President and Patricia Pizzuto shall exercise the power of Secretary, or, in the case of entities having managers or other positions of authority rather than officers such as Vice President or Secretary, the named individuals shall act in such office and with such authority as is required to effect the changes herein contemplated.

      This Power of Attorney expires upon the completion and filing of the documents necessary to effect the changes in registered agent and registered office addresses contemplated herein, or when revoked by Robyn Bakalar, which ever shall occur first.

      IN WITNESS WHEREOF the undersigned has executed this Power of Attorney on this 8 day of August, 2002.

EmCare, Inc.
Company

BY:  /s/ Robyn E. Bakalar
     --------------------
     Robyn E. Bakalar
     Assistant Secretary

     Subscribed and sworn to before me this 8 day of August, 2002.

                                 /s/ Bebbian W. Seiler
                                 ---------------------
                                 Notary Public

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